Exhibit 99.1

NRI Real Estate Investment and Technology, Inc.

Announces Third Quarter Calendar 2022 Financial Results

CORAL GABLES, FL ‒ November 14, 2022 ‒ NRI Real Estate Investment and Technology, Inc., a Maryland corporation and formerly known as NRI Real Token, Inc. (“the “Company”), today announced financial and operational results for the third quarter 2022. The Company’s full financial results were filed on a Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”) on November 14, 2022.

Below are certain key business and operational highlights of the Company for the third quarter and nine months ended September 30, 2022.

Third Quarter Calendar 2022 Business and Operational Highlights

●	Multifamily rental component of property remains 99.5% leased, with average rents of $4.18/sf compared to initial CrowdStreet platform projection average leased rents of $3.22/sf as of September 30, 2022. There is a waitlist of over 65 prospective residents. The Company will continue to seek to drive rents higher in line with the current market on new leases and renewals.

o	Rent growth on comparable new residential leases signed in the third quarter averaged 40.2%

o	Rent growth on comparable new residential leases signed in the nine months averaged 35.6%

o	Rent growth on renewal residential leases signed in the third quarter averaged 22.8%

o	Rent growth on renewal residential leases signed in the nine months averaged 24.2%

●	Food & Beverage component within the Hotel exceeded CrowdStreet platform third quarter and nine months expectations, generating $2.6 million in revenue for the third quarter, and $8.3 million in revenue for the nine months, compared to initial CrowdStreet platform estimates of $1.9 million, and $5.2 million, for the third quarter and nine months, respectively.

●	Total Hotel revenue (inclusive of Food & Beverage and miscellaneous revenue) for the nine months ended September 30, 2022, equaled $17.1 million for a Total Revenue per Available Room (“TRevPAR”) of $256.24, compared to initial CrowdStreet platform projections for the nine months ended September 30, 2022 of $14.7 million in total revenue and a TRevPAR of $219.04, respectively.

●	Total Hotel revenue (inclusive of Food & Beverage and miscellaneous revenue) for the third quarter equaled $5.2 million for a TRevPAR of $232.82, compared to initial CrowdStreet platform projections of $5.4 million in total revenue and a TRevPAR of $238.56, respectively.

●	Hotel average occupancy for the nine months ended September 30, was approximately 61.9% and Hotel Average Daily Rate (“ADR”) was $210.07 compared to initial CrowdStreet platform projections for occupancy and ADR of 69.0% and $203.98, respectively.

●	Hotel average occupancy for the third quarter was approximately 65.2% and Hotel Average Daily Rate (“ADR”) was $177.47 compared to initial CrowdStreet platform projections for occupancy and ADR of 75.2% and $203.98, respectively.

●	Below is further monthly detail relating to ADR and occupancy on a monthly basis over the nine months ended September 30, 2022:

o	January 2022:
●	ADR: $204.45
●	Occupancy: 53.0%

o	February 2022:
●	ADR: $241.87
●	Occupancy: 67.1%

o	March 2022:
●	ADR: $245.00
●	Occupancy: 68.5%

o	April 2022:
●	ADR: $229.07
●	Occupancy: 62.1%

o	May 2022:
●	ADR: $266.65
●	Occupancy: 56.5%

o	June 2022:
●	ADR: $171.40
●	Occupancy: 54.8%

o	July 2022:
●	ADR: $156.26
●	Occupancy: 57.2%

o	August 2022:
●	ADR: $205.48
●	Occupancy: 66.4%

o	September 2022:
●	ADR: $168.24
●	Occupancy: 72.2%

●	The Hotel Management remains focused on driving ADR to better position the Hotel in the mid to upper end of market segment relative to our competitive property set.

●	Retail component highlights include:

o	The retail component is now approximately 86% leased, and we are currently in negotiations for the remaining approximately 3,800 SF of vacant space

o	Occupation of the approximately 8,500 SF of space leased to Legends Hospitality, a partner of the University of Miami, is currently delayed as the tenant has not completed their plans and specifications required to obtain the necessary permits for building out that facility. Delays in occupying the space will cause a commensurate delay in the effective date for the collection of related rents.

●	While the project is generating positive operating cash flow, we continue to be negatively affected by significantly higher borrowing costs. Generating sufficient cash flow after debt service for distributions is dependent on the revenue components of the various elements of the project, including the continued ramp up of the hotel toward stabilized occupancy; retail rents commencing under the signed leases, and in particular, with our largest retail tenant; and sustaining or exceeding the current revenues in our food and beverage and residential operations. Our credit agreements permit distributions once the Company surpasses a credit agreement defined 5.75% debt yield threshold, based on trailing revenues and expenses for the hotel, retail, and parking components. While there can be no assurances, based on the current operational forecasts from our third-party hotel, residential, and parking managers, we anticipate exceeding the 5.75% debt yield threshold in the fourth quarter of 2022. However, given increased debt service costs, as well as operational constraints such as the delayed retail rent commencement dates, we do not expect to initiate distributions to investors until the first or second quarter of 2023.

●	On September 20, 2022, the Company and its lenders agreed to modify the Senior Loan and Mezzanine Loans to, among other things, change the benchmark for the interest rate calculation from One Month USD LIBOR to the One Month Term Secured Overnight Financing Rate (“SOFR”) in anticipation of the planned phasing out of the LIBOR benchmark rate in 2023 and to modifiy the interest rate cap requirements in an effort to minimize the impact of the cap purchases on the Company’s cash balances. The Senior Loan Spread was increased from 225 to 235 basis points. The Mezzanine Loan Spread was increased from 11.23889% to 11.33889%, reflecting the historic difference between the SOFR rate and LIBOR. As part of the loan amendments, the Company was able to negotiate a higher strike price at 3.15%, and a reduced term of one year, both of which had the effect of reducing the upfront cash outlay required to purchase the interest rate caps.

●	Additionally, on September 22, 2022, the we purchased two interest rate caps , one for each of the Senior Loan and Mezzanine Loans,. Both interest rate caps have a maturity of October 9, 2023, and with notional values of $116,250,000 and $33,750,000, respectively, with a strike rate of 3.15%. The purpose of the interest rate caps is to protect the Borrower from increases in the benchmark interest rate until October 9, 2023. The cost of the two caps were $1,420,000 for the Senior Loan and $410,000 for the Mezzanine Loan.

●	The Company is also operating in a market in which labor shortages could affect optimal staffing levels to drive revenues as well as employee wage costs.

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About NRI Real Estate Investment and Technology, Inc.

NRI Real Estate Investment and Technology, Inc. is a Maryland corporation incorporated on June 2, 2021, for the initial purpose of owning, developing and managing THesis Miami, located at 1350 S Dixie Highway, Coral Gables, Florida 33146. THesis Miami, also referred to as the Property, includes a hotel, apartments, retail (restaurants and shopping) units and a parking garage. NRI Real Estate Investment and Technology, Inc. intends to elect to be taxed as a real estate investment trust (REIT) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, beginning with the taxable year ending December 31, 2022.

Cautionary Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and can be identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “seek,” “predict,” “potential,” “intend,” “plan,” “believe,” the negatives of such terms and other words of similar meaning. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding the Company and its industry relating to matters such as anticipated future financial and operational performance, business prospects, expected distributions, and expectations regarding occupancy and rent.

The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include those risks described under the section entitled “Item 1A. Risk Factors” in the Company’s Form 10 filed with the SEC, as updated by any subsequent filings which the Company makes with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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